                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 PawnMart, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:
        14A
        -----------------------------------------------------------------------

   (3)  Filing Party:
        PawnMart, Inc.
        -----------------------------------------------------------------------

   (4)  Date Filed:
        September 20, 2000
        -----------------------------------------------------------------------

                                 PAWNMART, INC.
                         6300 RIDGLEA PLACE, SUITE 724
                            FORT WORTH, TEXAS 76116

Dear Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders ("Special Meeting") of PawnMart, Inc. (the "Company"), a Delaware corporation. The Special Meeting will be held at 10:00 a.m. (Central Standard Time) on October 27, 2000, at The Ridglea Bank Building, 6300 Ridglea Place, Suite 724, Fort Worth, Texas.

     The Company has called the Special Meeting in order for the stockholders to vote on a proposed one-for-three reverse stock split of the Company's Common Stock. The Company wishes to effect the reverse stock split because of concerns regarding the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market. Currently the Common Stock is trading below $1 a share, and the Company has been informed by Nasdaq that if the Common Stock continues to trade below $1, the Common Stock will be delisted. The Company believes that a reverse stock split of the Common Stock, where three pre-split shares will be exchanged for one post-split share, will allow the Common Stock to meet the $1 minimum trading price listing requirement. The Company hopes to obtain the necessary approval by a majority of stockholders at the Special Meeting to effectuate the reverse stock split. For a more detailed explanation of the foregoing, please see the attached Notice of Special Meeting and Proxy Statement, which fully describes the formal business to be conducted at the meeting.

     Directors and officers of the Company, will be present at the Special Meeting to respond to any questions you may have.

     It is important that your shares be represented and voted at the Special Meeting. WHETHER OR NOT YOU PLAN TO ATTEND the Special Meeting, please COMPLETE, sign, date and PROMPTLY return the ACCOMPANYING proxy in the ENCLOSED POSTAGE-PAID envelope. Returning the proxy does NOT deprive you of your right to attend the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Special Meeting.

                                            Sincerely,

                                                 /s/ CARSON R. THOMPSON
                                            ------------------------------------
                                                     Carson R. Thompson
                                                  Chief Executive Officer
                                                   Chairman of the Board

                                 PAWNMART, INC.
                         6300 RIDGLEA PLACE, SUITE 724
                            FORT WORTH, TEXAS 76116
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 27, 2000

                             ---------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of PawnMart, Inc., a Delaware corporation (the "Company"), will be held on October 27, 2000, at 10:00 a.m., local time, at The Ridglea Bank Building, 6300 Ridglea Place, Fort Worth, Texas for the following purposes:

          1. To approve an amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio of one-for-three (1:3).

          2. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

     The Board of Directors recommend voting "FOR" the amendment.

     Stockholders of record at the close of business on September 29, 2000, are entitled to notice of and to vote at the Special Meeting. In accordance with Delaware Law, a list of stockholders entitled to vote at the Special Meeting will be available at the Special Meeting on October 27, 2000, and for ten days prior to the Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Central Standard Time, at the office of the Company.

     The Board of Directors of the Company extends a cordial invitation to all stockholders to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to or during the Special Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of stockholders for the Special Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Special Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                                            By Order of the Board of Directors,

                                                   /s/ CARSON THOMPSON
                                            ------------------------------------
                                                      Carson Thompson
                                                  Chief Executive Officer
                                                   Chairman of the Board

Fort Worth, Texas
[            ], 2000

            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

     Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                        PLEASE MAIL YOUR PROXY PROMPTLY

                                 PAWNMART, INC.
                         6300 RIDGLEA PLACE, SUITE 724
                            FORT WORTH, TEXAS 76116

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 27, 2000

     This proxy statement is furnished to you in connection with the solicitation by the Board of Directors of proxies to be voted at a special meeting of stockholders of PawnMart, Inc. The meeting will be held on October 27, 2000, at 10:00 a.m. (Central Standard Time) at 6300 Ridglea Place, Suite 724, Fort Worth, Texas, 76116, for the purposes set forth in the Notice of Special Meeting of stockholders attached to this proxy statement. Officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company will pay all solicitation expenses.

     The designated proxy holders will vote all proxies that are properly executed and received prior to the meeting. If a stockholder specifies how the proxy is to be voted, the proxy will be voted in accordance with such specifications. If a stockholder does not specify how to vote the proxy, the proxy will be voted: (1) FOR the approval of the proposal to amend the Company's Certificate of Incorporation to effectuate a reverse split of the Company's Common Stock at a ratio of one-for-three, and (2) in the proxy holders' discretion, on such other business as may properly come before the meeting. Any person giving a proxy has the power to revoke it at any time before its exercise by (1) filing a signed written statement revoking his or her proxy with the Company's secretary or (2) submitting an executed proxy bearing a date later than that of the proxy being revoked. Any person giving a proxy may also revoke the proxy by attending the meeting and voting in person. Attendance at the meeting will not by itself constitute the revocation of a proxy.

     This proxy statement and the accompanying proxy are first being sent to stockholders on or about October 2, 2000. The Company will bear the costs of preparing, assembling, and mailing the notice, proxy statement, and form of proxy for the meeting.

                               VOTING SECURITIES

     All voting rights are vested exclusively in the holders of the Company's Common Stock, with each share entitled to one vote. Only stockholders of record at the close of business on September 29, 2000, are entitled to notice of and to vote at the meeting or any adjournment. At the close of business on July 29, 2000, there were 7,209,445 shares of Common Stock issued and outstanding. A minimum of a majority of the shares of Common Stock issued and outstanding must be represented at the meeting, in person or by proxy, in order to constitute a quorum. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be necessary to approve the proposal to amend the Company's Certificate of Incorporation to effectuate a reverse split of the Company's Common Stock at a ratio of one-for-three.

     An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied at the meeting. Abstentions shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on the proposal and will have no effect on the passage of the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of July 29, 2000, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and executive officer of the Company, and by all officers and directors of the Company as a group. Unless otherwise noted, each stockholder has sole investment and voting power over the shares owned.

                                BENEFICIAL OWNER

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                                                               NUMBER      PERCENT
                                                                 OF          OF
                                                               SHARES       TOTAL
                                                              ---------    -------
Directors and Executive Officers:
Carson R. Thompson(2)(8)....................................    503,258      6.98%
Michael D. Record(2)(9).....................................     58,225      *
Randall L. Haden(2)(10).....................................     67,904      *
Robert D. Bourland(3)(11)...................................    120,094      1.67%
James E. Berk(4)(12)........................................     53,243      *
Monty R. Standifer(2)(12)...................................     78,243      1.09%
Mark E. Kane(5)(12).........................................     52,343      *
J. Roger Williams(6)(13)....................................     73,500       1.0%
All directors and executive officers as a group (9
  persons)..................................................  1,032,884     14.33%
Jesse L. Upchurch, Trustee of Trust C of the Constance J.
  Upchurch Family Trust Dated 10/14/94(7)(14)...............    729,167     10.11%

---------------

  *  Less than 1% of the outstanding shares of Common Stock.

 (1) Unless otherwise noted, the Company believes that each person named in the table has sole voting and investment power with respect to all shares beneficially owned by such persons.

 (2) His address is 6300 Ridglea Place, Suite 724, Fort Worth, Texas 76116.

 (3) The address for Mr. Bourland is 1312 Mistletoe Drive, Fort Worth, Texas 76110.

 (4) The address for Mr. Berk is 1005 Edgewater Court, Colleyville, Texas 76034.

 (5) The address for Mr. Kane is 1017 N. Central Expressway, Suite 100, Plano, Texas 75075.

 (6) The address for Mr. Williams is 1015 Fort Worth Street, Weatherford, Texas 76086.

 (7) The address for Mr. Upchurch is 500 Main Street, Suite 600, Fort Worth, Texas 76102.

 (8) Includes options exercisable into 137,052 shares of Common Stock.

 (9) Includes options exercisable into 56,225 shares of Common Stock.

(10) Includes options and warrants exercisable into 31,831 shares of Common
     Stock.

(11) Includes options exercisable into 59,784 shares of Common Stock.

(12) Includes options exercisable into 40,000 shares of Common Stock.

(13) Includes options and warrants exercisable into 69,000 shares of Common
     Stock.

(14) Includes warrants exercisable to purchase 312,500 shares of Common Stock.

                    PROPOSAL FOR APPROVAL OF A REVERSE SPLIT
                         OF THE COMPANY'S COMMON STOCK

INTRODUCTION

     As of September 20, 2000, the Board of Directors had approved, subject to the stockholders' approval solicited hereby, an amendment to the Company's certificate of incorporation to effectuate a reverse stock split of the Company's Common Stock at a ratio of one-for-three (1:3).

     The primary purpose of the reverse split is to increase the per share market value of the Common Stock. The directors propose to amend the Company's Certificate of Incorporation to reclassify the Common Stock of the Company to effectuate a reverse stock split, such that for every three (3) pre-amendment shares of Common Stock held by a stockholder, such holder would be entitled to one (1) post-amendment share of Common Stock, fractional shares being rounded up to the nearest full post-amendment share, with outstanding warrants and options to purchase stock being adjusted accordingly. A reverse split would become effective upon the filing with the Secretary of State of Delaware of an amendment to the Company's Certificate of Incorporation.

     A secondary result and purpose of the reverse split is to increase the number of shares of Common Stock of the Company that would be available for issuance by the Company. This could help facilitate the sale by the Company of addition shares of preferred stock that would be convertible into Common Stock, which sale of Preferred Stock is currently being evaluated by the Company. The terms of such possible issuance of Convertible Preferred Stock have not been finally determined by the Company as of the date hereof, and there are no assurances that such Preferred Stock Offering will be initiated by the Company or, if such offering is made, that it will be successfully consummated.

     Adjustments to the corporate financial statements to reflect the reclassification and reverse split are expected to be minimal. The expected immediate effect in the market would be an approximate increase in the trading price per share, and a decrease in the number of post-amendment shares involved in a trade of shares that would have been involved in an identical trade. Outstanding pre-amendment shares of 7,209,445 would become as few as approximately 2,403,149 outstanding post-amendment shares. Outstanding pre-amendment convertible preferred shares of 416,667 would become as few as approximately 138,889 outstanding post-amendment convertible preferred shares. Outstanding warrants would also be adjusted.

     The Company's Common Stock currently trades on The Nasdaq SmallCap Market under the symbol "PMRT" pursuant to certain conditions. The listing of the Company's Common Stock on the Nasdaq SmallCap Market is conditioned, among other things, on the Company having (1) at least 500,000 shares held by non-affiliates; (2) an aggregate market value of public float of at least $1,000,000; (3) at least 300 stockholders who own 100 shares of common stock;
(4) a minimum bid price of at least $1.00 per share; and (5) net tangible assets in excess of $2,000,000. The Company's Common Stock does not currently meet the Nasdaq SmallCap Market listing standards for a minimum bid price or net tangible assets. Therefore, the Company's Common Stock will be de-listed from the Nasdaq SmallCap Market if it cannot come into compliance with its listing requirements, and the Company's Common Stock would likely be traded thereafter on the OTC Bulletin Board.

     The Company believes that, upon the completion of the reverse split, the Company will meet the listing requirements for the Nasdaq SmallCap Market regarding the minimum bid price. Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, a reverse stock split could be followed by a decrease in the aggregate market value of a corporation's equity capital. The Board of Directors, however, believes that this risk is off-set by the prospect that the reverse stock split will improve the likelihood that the Company will be able to maintain its Nasdaq SmallCap Market listing regarding minimum bid price and may, by increasing the per share price, make an investment in the Common Stock more attractive for certain investors.

     With respect to the listing requirement that the Company maintain net assets in excess of $2,000,000, the reverse split will not satisfy compliance with this requirement. To address this issue, the Company intends to offer to sell new shares of convertible preferred stock and offer to exchange existing subordinated debt of the Company for new shares of convertible preferred stock. Additionally, the Company is currently exploring potential sale/franchise opportunities where the Company would sell certain existing store(s) and enter into a management agreement with the purchaser(s). The Company believes that such issuance and sale of preferred stock, including the exchange of existing subordinated debt of the Company for preferred stock, and franchise program, if successfully implemented, could raise the Company's net assets to the minimum Nasdaq SmallCap Market listing requirements. No assurances can be given, however, that such issuance or exchange of additional shares of preferred stock or franchise program will be consummated.

     The Board of Directors believes that the listing of the Company's Common Stock on the Nasdaq SmallCap Market provides its stockholders with greater liquidity than if the stock were traded on the OTC Bulletin Board. Furthermore, The Board of Directors believes that a delisting could adversely affect the ability of the Company to attract new investors, may result in decreased liquidity of the outstanding shares of Common Stock and, consequently, could reduce the price at which such shares trade and increase the transaction costs inherent to trading such shares. There can be no assurance, however, that: (1) approval and implementation of the reverse stock split will succeed in maintaining the bid price of the Company's Common Stock above $1.00 per share, or (2) the Company's Common Stock would not be delisted by Nasdaq for other reasons, including the failure of the Company to satisfy the $2,000,000 minimum net asset requirement.

     If the Company's securities are delisted from The Nasdaq SmallCap Market, trading, if any, of the Company's securities would thereafter have to be conducted in the over-the-counter markets. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Common Stock were to become delisted from trading on The Nasdaq SmallCap Market and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common Stock.

     On August 25, 2000, Nasdaq informed the Company that the Common Stock had failed to maintain the minimum bid price of $1.00 over the last 30 consecutive days. The Company has until November 27, 2000, to regain compliance with the listing requirement. The Company believes that the reverse stock split will bring the Common Stock's trading price within compliance with the listing requirement.

     Based upon current market conditions and in light of the Nasdaq Listing Qualifications Panel's decision discussed above, management has determined that authorization of the restructuring is in the best interest of the Company's stockholders. The reverse stock split would be effected by management by filing an amendment to the Certificate of Incorporation of the Company with the Delaware Secretary of State.

     Holders of the Common Stock have no preemptive or other subscription rights.

PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     If the stockholders approve the reverse stock split, the Company will amend the existing provision of the Certificate of Incorporation relating to the Company's authorized capital. Accordingly, the current Article IV of the Certificate of Incorporation numbered as paragraph (4) will be replaced as follows:

          "(4) Each three (3) shares of the Corporation's Common Stock issued as of the date and time immediately preceding [insert Date that Amended Certificate is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration."

     If the stockholders approve the restructuring, the above amendment (as completed to account for the reverse split exchange ratio and the Split Effective Date) to the Company's Certificate of Incorporation would become effective upon the board's decision to implement a reverse split and the filing of an amendment to the Certificate of Incorporation with the Secretary of State of Delaware.

AMENDMENT TO ARTICLES OF INCORPORATION

     In order to complete the reverse split, the Company's Board of Directors has unanimously adopted resolutions approving and recommending that stockholders authorize an Amendment of the Company's Articles of Incorporation (the "Amendment") to effect a one-for-three reverse split of the Company's outstanding shares of Common Stock. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock.

     If the reverse split is approved by the holders of a majority of the outstanding shares of Common Stock, the Board of Directors will have authority to complete the reverse split, pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio of one New Share for each three Old Shares. In addition, the Board of Directors will have the authority to determine the exact timing of the effective date of the reverse split, which may be any time prior to November 10, 2000, without further stockholder approval. Such timing will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in and sustain compliance with the continued listing maintenance requirements of the Nasdaq SmallCap Market.

     The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, not to proceed with the reverse split if, at any time prior to filing the Amendment with the Delaware Secretary of State, the Board of Directors, in its sole discretion, determines that the reverse split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the reverse split including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, and business and transactional developments. The Board of Directors presently intends to complete the reverse split on or before November 10, 2000.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

     The proposed reverse stock split will not affect any stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any stockholder, other than an adjustment, which may occur due to fractional shares. A stockholder may hold less than 100 shares of the Company's Common Stock after the proposed restructuring and as a consequence may incur greater costs associated with trading. Likewise, the proposed reverse stock split will not affect the total stockholders' equity of the Company or any components of stockholders' equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of Common Stock, (ii) to change the stated capital of the Company's Common Stock to reflect the reverse split, and (iii) for an adjustment, which will occur due to the costs incurred by the Company in connection with this proxy statement and the implementation of the proposals as are approved by the stockholders.

     The following table illustrates the principal effects on the Company's Capital Stock of the restructuring for several possible exchange ratios:

                                          NUMBER OF SHARES OF             NUMBER OF SHARES OF
                                             COMMON STOCK                   PREFERRED STOCK
                                     -----------------------------   -----------------------------
                                                     ONE-FOR-THREE                   ONE-FOR-THREE
                                       PRIOR TO      REVERSE SPLIT     PRIOR TO      REVERSE SPLIT
                                     REVERSE SPLIT       (1:3)       REVERSE SPLIT       (1:3)
                                     -------------   -------------   -------------   -------------
Authorized.........................   20,000,000      20,000,000      10,416,667      10,416,667
Issued and outstanding.............    7,209,445       2,403,148         416,667         138,889
Available for future issuance......   12,790,555      17,596,852      10,000,000      10,277,778

EXCHANGE OF SHARES; NO FRACTIONAL SHARES

     Pursuant to the proposed reverse split, every three (3) shares of issued Common Stock would be converted and reclassified into one (1) share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. For example, a holder of one hundred (100) shares prior to the Split Effective Date would be the holder of thirty-four (34) shares at the Split Effective Date. All shares held by a stockholder will be aggregated and one new stock certificate will be issued, unless the transfer agent is otherwise notified by the stockholder. The proposed reverse split would become effective immediately on the Split Effective Date. Stockholders will be notified on or after the Split Effective Date that the reverse split has been effected. The Company's transfer agent, Continental Stock Transfer & Trust Company, will act as the Company's exchange agent for stockholders in implementing the exchange of their certificates.

     As soon as practicable after the Split Effective Date, stockholders will be notified and provided the opportunity to surrender their certificates to the transfer agent in exchange for certificates representing post-split Common Stock. Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the transfer agent may require. Stockholders should not forward their certificates to the transfer agent until they have received notice from the Company that the reverse split has become effective. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock. Stockholders should not forward their stock to the Company.

     No service charge will be payable by stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     A summary of the federal income tax consequences of the reverse stock split is set forth below. The discussion is based on present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed restructuring. Income tax consequences to the stockholders may vary from the federal tax consequences described generally below.

     The reverse split is an isolated transaction and is not part of a plan to periodically increase any stockholder's proportionate interest in the assets or earnings and profits of the Company. As a result, no gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse split (except to the extent of any additional shares received in lieu of a fractional New Share).

     The issuance of additional shares in lieu of a fractional New Share should be treated as if the fractional share were issued to the stockholder. A Company stockholder receiving such issuance should recognize gain or loss equal to the difference, if any, between the value of the share received and the stockholder's basis in the share (determined as provided below). Such gain or loss will be capital gain or loss with respect to a stockholder provided the issuance of the share in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration and the payment is otherwise not essentially equivalent to a dividend.

     For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's percentage interest in the Company, taking into account the constructive ownership rules and redemptions of fractional shares from all the stockholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction. The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor.

     No information is provided herein with respect to the tax consequences, if any, of the reverse stock split under applicable state, local, foreign, and other tax laws. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders as a result of the restructuring.

     The foregoing discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings, and judicial decisions as in effect as of the date of this document. There can be no assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of this discussion.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE RESTRUCTURING, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

VOTING REQUIREMENTS

     Each holder of Common Stock is entitled to one vote per share held. The holders of a majority of the shares of the Common Stock issued and outstanding constitutes a quorum. The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of the reverse stock split. In the event that a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting present in person or by proxy shall have power to adjourn the meeting until a quorum shall be present or represented. Proxies solicited by the board will be voted for approval of the grant of discretionary authority to implement the restructuring, unless otherwise indicated.

     A stockholder voting through a proxy who abstains with respect to approval of the proposal for the grant of discretionary authority to implement the restructuring shall be considered to have cast a negative vote with respect to the grant of discretionary authority to implement the restructuring at the meeting.

RECOMMENDATION OF THE BOARD

     The Board of Directors recommends a vote "FOR" the proposal to amend the Company's certificate of incorporation to effectuate the reverse stock split. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR approval of the amendment to the certificate of incorporation to effectuate the reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

RESOLUTIONS TO BE ADOPTED

     In connection with the proposed reverse split, resolutions in substantially the following form will be adopted by the written consent of the holders of a majority of the Company's issued and outstanding shares of Common Stock:

     RESOLVED, that the Board of Directors is hereby authorized, in its discretion, at any time prior to November 10, 2000, to effect a Reverse Split pursuant to which each three (3) shares of the Company's Common Stock shall be exchanged for one (1) share of reclassified Common Stock (the "Reverse Split"); and

     FURTHER RESOLVED, that the Directors and Officers of the Company are hereby authorized and directed to execute, deliver and file, as appropriate, such documents, if any, as may be necessary or convenient with the Secretary of State of the State of Delaware and such other Federal, state and local authorities, and to take such other steps as are in their sole judgment necessary or appropriate, to give effect to such reclassification of shares; and

     FURTHER RESOLVED, that if the Reverse Split is effectuated by the Board of Directors, it shall be implemented on the following terms and under the following procedures:

        a. Immediately upon the Reverse Split becoming effective, the shares of Common Stock outstanding prior to the Reverse Split ("Old Stock") shall be converted at a ratio of three-to-one into shares of fully-paid and non-assessable Common Stock ("New Stock"). Any owner of less than a single full share of New Stock shall be entitled to receive an additional share of New Stock.

        b. From and after the effective date of the Reverse Split, certificates representing shares of Old Stock shall be deemed to represent only the right to receive shares of New Stock to which an individual stockholder would be entitled, including an additional share for any fractional shares represented by such Old Stock.

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to do all other things and execute and file all documents which in their sole judgment are deemed to be necessary and proper to carry out the intent of the foregoing resolutions.

                                 OTHER MATTERS

     The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of special meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. As to any business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

REVOCABLE PROXY

                                 PAWNMART, INC.



            PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING
                                October 27, 2000

         The undersigned hereby appoints Carson Thompson and Monty Standifer, and each of them, attorneys-in-fact and proxies, each with the full power of substitution, to vote all shares of the Common Stock of PawnMart, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on October 27, 2000, and any adjournments or postponements thereof, upon all matters that may properly come before the Special Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS TO COME BEFORE THE SPECIAL MEETING.

         1. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio of one-for-three (1:3).

                            FOR        AGAINST        ABSTAIN

                            [ ]          [ ]            [ ]

         2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

                            (continued on other side)
--------------------------------------------------------------------------------



         The undersigned acknowledges having received from PawnMart, Inc., prior to the execution of this Proxy, a Notice of Special Meeting and a Proxy Statement.

         Please sign exactly as your name appears below. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:______________         __________________________________________
                            Signature(s) of Stockholder or Stockholders,
                            (Executors, Administrators, Trustees, etc. should give full title.)







WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.


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